EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51774) pertaining to the Lifetime Brands, Inc. (formerly Lifetime Hoan Corporation) 2000 Stock Option Plan of our report dated March 8, 2006, with respect to the consolidated financial statements and schedule of Lifetime Brands, Inc. and its consolidated subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Melville, New York
March 15, 2006